Exhibit 10.10

AMENDED CONSULTING AGREEMENT

THIS AGREEMENT is made by XENCOR, INC., having an address at 111 West Lemon Avenue, Monrovia, CA 91016 (“XENCOR”) and DEVELOPMENT AND STRATEGIC CONSULTING ASSOCIATES, LLC, having an address at  (“Consultant”), effective this 1st day of January, 2011 (the “Effective Date”) for the purpose of setting forth the exclusive terms and conditions by which XENCOR will acquire Consultant’s services on a temporary basis.  This Agreement amends and supercedes the previous Agreement between the parties dated January 1, 2010.

In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Consultant for its services, the parties agree to the following:

1.             Work, Payment and Term.  Attached to this Agreement as Exhibit A hereto is a statement of the work performed or to be performed by Consultant, the type of payment and Consultant’s rate of payment for such work, the types of any expenses to be paid in connection with such work, any Background Technology (as defined in Paragraph 3) to be used by Consultant in performing the work, the term of this Agreement, and such other terms and conditions as the parties deem appropriate or necessary for the performance of the work.  Consultant shall perform all such work itself, engaging the assistance of other individuals only with the prior written consent of XENCOR.

2.             Nondisclosure and Trade Secrets.  During the term of this Agreement and in the course of Consultant’s performance hereunder, Consultant may receive and otherwise be exposed to confidential and proprietary information owned by XENCOR or received by XENCOR from third parties pursuant to an obligation of confidentiality with respect thereto, relating to XENCOR’s business practices, strategies and technologies.  Such confidential and proprietary information may include, but not be limited to, any amino acid sequence, library, compound, extract, media, vector, cell, cell line, formulation or sample; any source and object code, program, procedure, discovery, invention, formula, data, results, idea or technique; and trade secret, trade dress, copyright, patent or other intellectual property right or registration or application therefore or materials relating thereto; and any information relating to the foregoing or to any research, development, manufacturing, engineering, marketing, servicing, sales, financing, legal or other business activities or to any present or future products, prices, plans, forecasts, suppliers, clients, customers, employees, consultants or investors; whether in oral, written, graphic or electronic form (collectively referred to as “Information”).

Consultant acknowledges the confidential and secret character of the Information, and agrees that the Information is the extremely valuable property of XENCOR or of the third party from which XENCOR received such Information.  Accordingly, Consultant agrees not to reproduce any of the Information in any format, not to use the Information except in the performance of the work described in this Agreement, and not to disclose all or any part of the Information in any form to any third party, in each case either during the term of this Agreement or the ten (10) years thereafter, except with the prior written consent of XENCOR.  Upon termination of this Agreement for any reason, including expiration of the term of this Agreement, Consultant agrees to cease using and to return to XENCOR all whole and partial copies and derivatives of the Information, whether in Consultant’s possession or under Consultant’s direct or indirect control.

Consultant shall not disclose or otherwise make available to XENCOR in any manner any confidential information of Consultant or received by Consultant from third parties, unless XENCOR first agrees in writing to receive such information.

3.             Ownership of Work Product.  Consultant shall specifically describe and identify in Exhibit A to this Agreement any and all technology, including without limitation information, materials and related intellectual property rights, which (a) Consultant intends to use in performing under this Agreement, (b) is either owned solely by Consultant or controlled by Consultant such that Consultant possesses the right to grant a license or sublicense thereunder, and (c) is in existence prior to the effective date of this Agreement (“Background Technology”).

Consultant agrees that any and all ideas, developments, discoveries, improvements, inventions and works of authorship conceived, written, created or first reduced to practice in the performance of work under this Agreement, together with all intellectual property rights relating thereto (“Work Product”) shall be the sole and exclusive property of XENCOR.  Consultant hereby assigns to XENCOR all its right, title and interest in and to any and all such Work Product.

Consultant further agrees that, except for Consultant’s rights in any Background Technology XENCOR possesses and shall retain all right, title and interest in all of Consultant’s Work Product under this Agreement.  Consultant hereby grants to XENCOR a non-exclusive, royalty-free and worldwide right to use and sublicense the use of any Background Technology for the purpose of developing and marketing XENCOR products, but not for the purpose of marketing any Background Technology separate from XENCOR products.

Consultant further agrees to execute all papers, including without limitation all patent applications, invention assignments and copyright assignments, and otherwise assist XENCOR as reasonably required to perfect XENCOR’s right, title and interest in Consultant’s Work Product as expressly granted to XENCOR under this Agreement.  Such assistance shall include but not be limited to providing affidavits or testimony in connection with patent interference, validity or infringement proceedings and participating in other legal proceedings.  XENCOR will compensate Consultant for time and effort involved in such activities during the term of this Agreement.  Consultant’s obligation to assist XENCOR as described above in this paragraph shall continue beyond the termination of this Agreement.  If such activity is required of Consultant after the term of this Agreement, it will be negotiated as a separate mutually acceptable agreement.  If XENCOR is unable, after reasonable effort, to secure Consultant’s signature on any document as provided in this Paragraph 3, Consultant hereby designates and appoints XENCOR and its duly authorized officers and agents as its agent and attorney in fact to execute, verify and file applications, and to do all other lawfully permitted acts necessary to achieve the intent of this Paragraph 3 with the same legal force and effect as if executed by Consultant.

4.             Conflicting Engagements.  Consultant will notify XENCOR in writing prior to entering into any employment or consulting arrangement with one or more third parties which involves subject matter substantially similar to services Consultant is to provide hereunder or which is provided for the benefit of third parties who are competitors of XENCOR.  During the term of this Agreement, Consultant shall not accept any employment or consulting work which conflicts with Consultant’s obligations to XENCOR hereunder or which may involve use or disclosure of Information other than as permitted hereunder.

5.             Term; Termination.  The term of this Agreement shall be as set forth in Exhibit A, unless previously terminated pursuant to this Section 5.  Either XENCOR or Consultant may terminate this Agreement upon thirty (30) days prior written notice to the other.  In the event this Agreement is terminated, Consultant shall cease work immediately after receiving notice from XENCOR, return all Information (including all copies thereof) as provided in Section 2, deliver all Work Product and related documentation to XENCOR, and provide XENCOR with an invoice for any work for which compensation has not already been paid.  If compensation has been advanced to Consultant, Consultant shall reimburse any amounts for which work has not been performed prior to the date of the notice of termination.  Sections 2, 3, 6, 9 and 10 shall survive the termination of this Agreement for any reason, including expiration of the term of this Agreement.

6.             Compliance with Applicable Laws.  Consultant warrants that all material supplied and work performed under this Agreement shall be in compliance with all applicable laws and regulations.

7.             Independent Contractor.  Consultant is an independent contractor, is not an agent or employee of XENCOR and is not authorized to act on behalf of XENCOR.  Consultant will not be eligible for any employee benefits, nor will XENCOR make deductions from any amounts payable to Consultant for taxes.  Payment of all taxes due on any amounts paid to Consultant hereunder shall be the sole responsibility of Consultant.

8.             General.  The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors and assigns, except that Consultant may not delegate or assign any of his or her obligations or rights under this Agreement without XENCOR’s prior written consent.  This Agreement and Exhibit A, attached hereto and hereby incorporated herein, constitute the parties’ final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter.  This Agreement may not be waived, modified or amended unless mutually agreed upon in writing by both parties.  In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of the Agreement.  This Agreement shall be governed by the laws of the State of California, excluding its conflicts of laws principles.  Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing.  Such notice shall be deemed given either upon personal delivery, one (1) day after being sent by overnight delivery service, three (3) days after the date of mailing if sent by certified or registered mail, postage prepaid, or on the day of transmission by facsimile, provided that the notifying party confirms receipt of such transmission with the other party by telephone.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument.

9.             Legal and Equitable Remedies.  Consultant hereby acknowledges and agrees that in the event of any breach of this Agreement by Consultant, including, without limitation, the actual or threatened disclosure of Information without the prior express written consent of XENCOR, XENCOR will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury.  Accordingly, Consultant hereby agrees that XENCOR shall be entitled to specific performance of Consultant’s obligations under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.  Consultant shall not be liable to Company for special, incidental, consequential or punitive damages of any nature, for any reason, whether such liability is asserted on the basis of contract, tort or otherwise.  The liability of Consultant for direct damages shall in no event exceed the amount paid to Consultant under this Agreement.

10.          Warrant; Indemnification.  Consultant warrants that he or she has good and marketable title to all of Consultant’s Work Product.  Consultant further warrants that the Work Product shall be free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties with respect to such third parties’ intellectual property rights in the Work Product.  Consultant shall indemnity, defend and hold harmless XENCOR and its officers, agents, directors, employees, and customers from and against any claim, liability, loss, judgment or expense (including reasonable attorneys’ and expert witnesses’ fees and costs) resulting from or arising out or any such claims by any third parties which are based upon or are the result of any breach of such warranty.

Company shall indemnify, defend and hold harmless Consultant from and against any and all claims, losses, costs, expenses, damages, obligations, or liabilities, including reasonable attorneys’ fees arising from or out of, or in any way connected with the PRODUCT use or application of the work or Information presented by Consultant or in any other matter related to this Agreement, unless a court of competent jurisdiction determines that the loss resulted from the gross negligence or willful misconduct of Consultant.  The Company shall pay such costs and reasonable attorneys’ fees as incurred by Consultant.

Should XENCOR permit Consultant to use any of XENCOR’s equipment, tools or facilities during the term of this Agreement, such permission will be gratuitous and Consultant shall indemnify and hold harmless XENCOR and its officers, directors, agents and employees from and against any claim, loss, expense or judgment of injury to person or property (including death) arising out of the use of any such equipment, tools or facilities, whether or not such claim is based upon its condition or on the alleged negligence of XENCOR in permitting its use.

11.          Limited Warranty.

(a)           Warranty.  Consultant will perform the Services competently, with the level of professional care that is in accordance with industry standards and practices.

(b)           Sole Remedy.  In the event of a breach of the warranty set forth in section 11.a, Client’s sole remedy, and Consultant’s sole liability and obligation, shall be, at Consultant’s sole option, either to (a) re-perform the Services at no cost to Client or (b) refund the amounts paid.  No claim for breach of warranty may be made more than three (3) months after the Services.

(c)           DISCLAIMER OF WARRANTIES.  EXCEPT AS SET FORTH IN SECTION 4.1, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES RELATED TO THE SERVICES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, TITLE, AGAINST INFRINGEMENT, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.  THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY OR LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE.  THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN SECTION 11.d.

(d)           Limitation of Liability.  Notwithstanding anything else herein, all liability of Consultant shall be limited to the amount paid by Client to Consultant.  Client’s exclusive remedy for any claim arising out of this Agreement for which another remedy is not provided in this Agreement shall be for Consultant, upon written notice, to use commercially reasonable efforts to cure any defect in the Services at his expense, and if such cure is not effected in a reasonable time, to refund the fees paid to Consultant directly related to such Services.

(e)           Exclusion of Consequential Damages.  IN NO EVENT SHALL CONSULTANT BE LIABLE FOR (A) ANY COMPENSATORY, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS, LOST REVENUE OR LOST DATA, OR ANY OTHER INDIRECT DAMAGES IN CONNECTION WITH THE PERFORMANCE OF OR FAILURE TO PERFORM THE SERVICES REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE; OR (B) ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES, IN EACH CASE, EVEN IF CONSULTANT WAS INFORMED OF THE POSSIBILITY THEREOF.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AGREED TO:		AGREED TO:
XENCOR, INC.

By:	/s/ John J. Kuch	By:	/s/ Paul Foster, M.D.
Name:	John J. Kuch	Name:	Paul Foster, MD
Title:	Vice President, Finance	SVP Development & Chief Medical Officer
Development and Strategic Consulting Associates, LLC

EXHIBIT A

Work to be performed:  Clinical trial management and clinical strategy commensurate with the level of part-time Chief Medical Officer.

Background Technology (if any):  None.

Type or rate of payment:  Consultant shall charge $24,000 per month (based on the assumption of approximately 60 hours work per month).  Consultant shall submit an invoice monthly with work itemized by the hour.  Consultant shall reference the Xencor PO No. on each invoice it submits to Xencor for payment.  Invoices should be sent to Bassil Dahiyat, PhD (baz@xencor.com) with a copy to John Kuch, Senior Director, Finance (jkuch@xencor.com) electronically or by mail to the address provided in the preamble of agreement.  Invoices are payable upon receipt and will be subject to an additional charge of 12% per annum if not paid within 30 days of receipt, as well as costs of collection, including reasonable attorneys’ fees.

Timing of payment(s):  Monthly.

Payments will be remitted to:

Development and Strategic Consulting Associates, LLC

Types of Expenses to be paid:  Pre-approved, reasonable, documented expenses, including travel expenses, incurred performing the work.

Term of Agreement:  The term of this Agreement shall commence upon the Effective Date and expire two (2) years thereafter, unless extended in writing by mutual agreement of the parties.

/s/ JK	/s/ PF
Initials	Initials
Xencor	Consultant